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                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Alliance Pharmaceutical Corp. on Form S-3 of our report dated July 27, 1993, appearing and incorporated by reference in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading 'Experts' in such Prospectus.

                                          DELOITTE & TOUCHE LLP
March 6, 1996
San Diego, California